Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-231438) pertaining to the NextCure, Inc. 2019 Employee Stock Purchase Plan,

(2)	Registration Statement (Form S-8 No. 333-231436) pertaining to the NextCure, Inc. 2015 Omnibus Incentive Plan and the NextCure, Inc. 2019 Omnibus Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-260776) pertaining to the NextCure, Inc. 2019 Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-260779) pertaining to the NextCure, Inc. 2019 Omnibus Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-273735) pertaining to the NextCure, Inc. 2019 Omnibus Incentive Plan

(6)	Registration Statement (Form S-3 No. 333-273723) of NextCure, Inc.

of our report dated March 5, 2026, with respect to the financial statements of NextCure, Inc. included in this Annual Report (Form 10-K) of NextCure, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Baltimore, Maryland
March 5, 2026